EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1/A of our report dated March 30, 2010, relating to the financial statements of VIASPACE Green Energy Inc. for the years ended December 31, 2009 and 2008, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Goldman Kurland & Mohidin, LLP
Encino, California
July 19, 2010